EXHIBIT 23.5

                     CONSENT OF HOEFER & ARNETT INCORPORATED


        We consent to the inclusion of our opinion letter dated October 12, 2004, to the board of directors of Bank of Amador as Annex C to the joint proxy statement-prospectus relating to the Agreement and Plan of Reorganization and Merger dated as of July 8, 2004 and the transactions contemplated thereby, among American River Bankshares, American River Bank and Bank of Amador, contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and our opinion in the joint proxy statement-prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ HOEFER & ARNETT INCORPORATED


October 12, 2004